Exhibit 3.3

Ministry of Consumer and Business Services
Ontario

Ministère des Services aux consommateurs et aux entreprises

CERTIFICATE
This is to certify that these articles are effective on

CERTIFICAT
Ceci certifie que les présents status entrent en vigueur le

SEPTEMBER 1 3 SEPTEMBRE, 2004

Director / Directrice
Business Corporations Act / Loi sur les sociétés par actions

Ontario Corporation Number
Numéro de la société en Ontario

2048921

1

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

Form 3
Business Corporations Act

Formule 3
Loi sur les sociétés par actions

1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale actuelle de la société : (écrire en LETTRES MAJUSCULES SEULEMENT) :

2048921 ONTARIO LIMITED

2. The name of the corporation is changed to (if applicable): (Set out in BLOCK CAPITAL LETTERS)
Nouvelle dénomination sociale de la société (s'il y a lieu) : (écrire en LETTRES MAJUSCULES SEULEMENT) :

ATLANTIC POWER CORPORATION

3. Date of incorporation/amalgamation:
Date de la constitution ou de la fusion :

2004 / 06 / 18
(Year, Month, Day)
(année, mois, jour)

4. **Complete only if there is a change in the number of directors or the minimum / maximum number of directors.**
Il faut remplir cette partie seulement si le nombre d'administrateurs ou si le nombre minimal ou maximal d'administrateurs a changé.

Number of directors is/are: or minimum and maximum number of directors is/are:
Nombre d'administrateurs: ou *nombres minimum et maximum d'administrateurs:*

Number or minumum and maximum
Nombre ou *minimum et maximum*

5. The articles of the corporation are amended as follows:
Les statuts de la société sont modifiés de la façon suivante :

By changing the name of the Corporation from 2048921 Ontario Limited to **"ATLANTIC POWER CORPORATION".**

CLN Highlander
07119 (03/2003)

6. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act. La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la Loi sur les sociétés par actions. 7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le 2004/09/03 (Year, Month, Day) (année, mois, jour) These articles are signed in duplicate. Les présents statuts sont signés en double exemplaire. 2048921 ONTARIO LIMITED (Name of Corporation) (If the name is to be changed by these articles set out current name) (Dénomination sociale de la société) (Si l’on demande un changement de nom, indiquer ci-dessus la dénomination sociale actuelle). By/[ILLEGIBLE] Par: (Signature) (Signature) DIRECTOR (Description of Office) (Fonction) CLN Highlander 07119 (03/2003) GOODMANS\\5059277.1